Exhibit 99.1

Unless otherwise expressly stated or the context otherwise requires, as used in this Exhibit 99.1, the terms “we,” “us,” “the Company,” “Southern First,” and “our” refer collectively to Southern First Bancshares, Inc. and its subsidiaries on a combined basis. References to the “Bank” refer to Southern First Bank, our banking subsidiary.

This Exhibit 99.1 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Statements included in this Exhibit 99.1 that are not historical in nature are intended to be, and are hereby identified as, forward-looking statements. The words “may,” “will,” “anticipate,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “could,” “seek to,” “strive,” “focus,” “predict,” “project,” “potential,” “assume,” and “intend,” as well as other similar words and expressions of the future, are intended to identify forward-looking statements. We caution readers that forward-looking statements are estimates reflecting our judgment based on current information and are subject to certain risks and uncertainties that could cause actual results to differ materially from anticipated results, including the matters described under “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in the Preliminary Prospectus Supplement and the accompanying prospectus and in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the Securities and Exchange Commission. In addition, actual results for the three months ended March 31, 2026 may differ materially from the preliminary financial information included in this Exhibit 99.1 as a result of the completion of our financial closing procedures, our consideration of subsequent events and other developments arising prior to the finalization of our financial statements for such period. You should not place undue reliance on our forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we do not intend, and assume no obligation, to update any forward-looking statement, except as required by law.

Excerpt from Preliminary Prospectus Supplement, dated April 15, 2026

Preliminary First Quarter 2026 Financial Information (Unaudited)

Our unaudited consolidated financial statements as of and for the three months ended March 31, 2026 are not yet available. The following preliminary financial information for the quarter ended March 31, 2026 is based solely on management’s estimates derived from internal management reports and currently available preliminary information and remains subject to the completion of our financial closing procedures and other customary quarter-end review procedures, including our consideration of subsequent events. These procedures may result in material changes to the preliminary financial information set forth below. Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information and, accordingly, does not express an opinion or any other form of assurance with respect thereto. The preliminary financial information set forth below is not a complete presentation of our financial results as of and for the three months ended March 31, 2026, and the final results as of and for the three months ended March 31, 2026 may differ materially from the preliminary results set forth below. Accordingly, you should not place undue reliance on this preliminary financial information. In addition, the estimates set forth below constitute forward-looking statements and are subject to risks and uncertainties. These estimates should be read together with our Annual Report on Form 10-K and other filings with the SEC, as well as the section captioned “Special Note Regarding Forward-Looking Statements” in this prospectus supplement. We undertake no obligation to update or revise this preliminary financial information prior to the release of our final financial results for the quarter ended March 31, 2026, except as required by law.

The following tables present selected preliminary financial information for the quarter ended or as of March 31, 2026, as applicable:

Selected Preliminary Operating Metrics

	Three Months Ended March 31, 2026 Preliminary(2)	Three Months Ended December 31, 2025 Actual
Net income	approximately $9.9 million	$9.857 million
Net interest income	approximately $30.3 million (including $543 thousand in interest recoveries)	$28.744 million
Net interest margin (tax-equivalent)(1)	approximately 2.88%	2.72%
Provision for credit losses	approximately $1.3 million (including approximately $150 thousand for unfunded commitments)	—
Noninterest income	approximately $3.5 million	$3.090 million
Noninterest expense	approximately $20.0 million	$18.416 million
Return on average assets	approximately 0.9%	0.90%
Return on average equity	approximately 10.7%	10.77%
Efficiency ratio(3)	approximately 59.2%	56.93%

(1)	Net interest margin is presented on a tax-equivalent basis. The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(2)	The preliminary financial information set forth in the table above reflects management’s current estimates based solely on information available as of the date hereof and remains subject to completion of financial closing procedures and other quarter-end review procedures.
(3)	Efficiency ratio is a non-GAAP financial measure. See “Non-GAAP Financial Measures” and the reconciliation below.

Selected Preliminary Balance Sheet, Asset Quality and Capital Metrics

	As of March 31, 2026 Preliminary(4)	As of December 31, 2025 Actual
Total loans (excluding loans held for sale)(1)	approximately $3.94 billion	$3.845 billion
Total deposits	approximately $3.87 billion	$3.717 billion
Retail deposits(2)	approximately $3.37 billion	$3.164 billion
Nonperforming assets / total assets	approximately 0.26%	0.32%
Annualized net charge-offs / average loans	approximately 0.01%	—
Tangible common equity / tangible assets(3)	approximately 8.3%	8.37%
Tier 1 leverage ratio	approximately 9.1%	8.93%
Common equity Tier 1 capital ratio	approximately 11.0%	11.06%
Tier 1 risk-based capital ratio	approximately 11.4%	11.44%
Total risk-based capital ratio	approximately 12.8%	12.89%

(1)	Total loans exclude loans held for sale.
(2)	Retail deposits are defined as total deposits less wholesale deposits. Wholesale deposits are expected to consist of brokered deposits totaling approximately $501.7 million as of March 31, 2026 and consisted of brokered deposits totaling $552.9 million as of December 31, 2025; wholesale deposits are expected to decline 9.3% compared to December 31, 2025.

(3)	Tangible common equity to tangible assets is a non-GAAP financial measure. See “Non-GAAP Financial Measures” and the reconciliation below.
(4)	The preliminary financial information set forth in the table above reflects management’s current estimates based solely on information available as of the date hereof and remains subject to completion of financial closing procedures and other quarter-end review procedures.

Compared to the quarter ended December 31, 2025, we expect:

●	net interest income and net interest margin to improve in the quarter ended March 31, 2026, reflecting continued balance sheet repricing and lower funding costs, including an approximate 13 basis point decline in the cost of total deposits from the quarter ended December 31, 2025; and
●	noninterest expense to increase on a linked-quarter basis, primarily due to seasonal increases in compensation and benefits expense.

For the quarter ended March 31, 2026 or as of March 31, 2026, as applicable, we also expect:

●	net income of approximately $9.9 million, as compared to $5.266 million for the quarter ended March 31, 2025 (approximately +88% year-over-year);
●	continued balance sheet growth, with total loans of approximately $3.94 billion, total deposits of approximately $3.87 billion and retail deposits of approximately $3.37 billion, representing approximately 10% annualized loan growth, approximately 17% annualized total deposit growth and approximately 27% annualized retail deposit growth from December 31, 2025;
●	continued solid asset quality, including nonperforming assets to total assets of approximately 0.26% and annualized net charge-offs to average loans of approximately 0.01%; nonperforming asset balances are expected to decline approximately 15% from December 31, 2025; and
●	solid capital levels, with tangible common equity to tangible assets, Tier 1 leverage ratio, common equity Tier 1 capital ratio, Tier 1 risk-based capital ratio and total risk-based capital ratio of approximately 8.3%, 9.1%, 11.0%, 11.4% and 12.8%, respectively.

Non-GAAP Financial Measures

Tangible common equity to tangible assets and efficiency ratio are non-GAAP financial measures. Tangible common equity to tangible assets is calculated as total common equity less total intangible assets, divided by total assets less total intangible assets. Efficiency ratio is calculated as total noninterest expense divided by total revenue, adjusted to exclude net gains on sale of securities. Management believes these non-GAAP financial measures provide investors with useful supplemental information regarding the Company’s capital strength and operating performance. These non-GAAP financial measures should not be considered in isolation or as substitutes for their most directly comparable GAAP measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are set forth below.

Tangible Common Equity / Tangible Assets

($000s)	As of March 31, 2026 (Preliminary)(2)	As of December 31, 2025 (Actual)
Total common equity	379,413	368,657
Goodwill	—	—
Other intangibles	—	—
Less: total intangible assets	—	—
Tangible common equity	379,413	368,657

($000s)	As of March 31, 2026 (Preliminary)(2)	As of December 31, 2025 (Actual)
Total assets	4,578,402	4,403,494
Goodwill	—	—
Other intangibles	—	—
Less: total intangible assets	—	—
Tangible assets	4,578,402	4,403,494
Tangible Common Equity / Tangible Assets(1)	8.29%	8.37%

Efficiency Ratio

($000s)	Three Months Ended March 31, 2026 (Preliminary)(2)	Three Months Ended December 31, 2025 (Actual)
GAAP-based efficiency ratio	59.22%	57.85%
Net interest income	30,259	28,744
Noninterest income	3,540	3,090
Total revenue	33,799	31,834
Less: net gains on sale of securities	—	(515)
Adjusted total revenue	33,799	32,349
Total noninterest expense	20,015	18,416
Efficiency Ratio(1)	59.22%	56.93%

(1)	Tangible common equity to tangible assets and efficiency ratio are non-GAAP financial measures. Tangible common equity to tangible assets is calculated as total common equity less total intangible assets, divided by total assets less total intangible assets. Efficiency ratio is calculated as total noninterest expense divided by total revenue, adjusted to exclude net gains on sale of securities.
(2)	The March 31, 2026 amounts set forth in the tables above are preliminary and reflect management’s current estimates based solely on information available as of the date hereof and remain subject to completion of financial closing procedures and other quarter-end review procedures.